CONSENT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of the
T. Rowe Price Equity Series, Inc.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated January 21, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Reports to Shareholders of Equity Income Portfolio, New America Growth Portfolio, Mid-Cap Growth Portfolio, and Personal Strategy Balanced Portfolio (four of the portfolios constituting T. Rowe Price Equity Series, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP

Baltimore, Maryland
April 22, 1998



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